Exhibit 4.15

Material indicated with a “[***]” has been redacted pursuant to a request for Confidential Treatment under the Freedom of Information Act. Such material has been filed separately with the Securities and Exchange Commission.

AMENDING AGREEMENT

to

ADDITIONAL CONDITIONS

FOR GRANTING CREDITS

THIS AMENDING AGREEMENT TO ADDITIONAL CONDITIONS FOR GRANTING CREDITS (this “Amending Agreement”) is made and entered into as of the 19th day of March, 2013, by and between:

(1) GAZIT–GLOBE LTD. (the “Company”)

and

(2) BANK LEUMI LE–ISRAEL B.M. (the “Bank”)

WHEREAS:	the Company and the Bank are parties to Amended and Restated Additional Conditions for Granting Credits originally made on August 4, 2008 and amended and restated on June 21, 2011 (the “Additional Conditions”), as well as being parties to other Loan Documents (as such term is defined in the Additional Conditions); and

WHEREAS:	the Company has requested that certain changes be made to the provisions of the Additional Conditions; and

WHEREAS	the Company and the Bank have, subject to the fulfilment of the conditions precedent set out in clause 3 below, agreed to replace the Additional Conditions with the Restated Additional Conditions (as defined herein), subject to the terms and conditions set out in this Amending Agreement below; and

WHEREAS	Gazit Generation (as defined herein), as borrower, the Company and BLUSA (as defined herein) are, or will become, parties to the BLUSA GFG Loan Agreement (as defined herein) and the obligation of BLUSA to make or maintain any BLUSA GFG Advance (as such term is defined in the Restated Additional Conditions) under the terms of the BLUSA GFG Loan Agreement, is subject to, inter alia, the fulfilment of the conditions precedent set out in clause 3 below; and

WHEREAS	Silver Maple and Ficus (as such terms are respectively defined herein) and BLUSA are, or will become, parties, in the case of Ficus, to the BLUSA Ficus Loan Agreement and, in the case of Silver Maple, the BLUSA Maple Loan Agreement (as such terms are respectively defined herein) and the obligation of BLUSA to make or maintain any BLUSA Ficus Advance or BLUSA Maple Advance (as such terms are respectively defined in the Restated Additional Conditions) under the terms of the BLUSA Ficus Loan Agreement or the BLUSA Maple Loan Agreement, as applicable, is subject to, inter alia, the fulfilment of the conditions precedent set out in clause 3 below; and

WHEREAS	the Company has agreed that fulfilment of the conditions precedent set out in clause 3 below is for the benefit of the Bank, BLUSA and the Collateral Agent under the Loan Documents, the BLUSA GFG Loan Documents, the BLUSA Ficus Loan Documents and the BLUSA Maple Loan Documents,

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1.  Terms, words and expressions defined in the Restated Additional Conditions not otherwise defined herein shall bear the same meaning as in the Restated Additional Conditions and all provisions of the Restated Additional Conditions concerning matters of construction and interpretation shall apply to this Amending Agreement.

1.2. In this Amending Agreement, including the Exhibits hereto:

1.2.1. “Amending Agreement”	- means this Amending Agreement;

1.2.2. “Amendment Closing Date”

-        means the 2nd (second) Business Day following the date on which the Bank and BLUSA are satisfied that all the conditions precedent referred to in clause 3 below have been fulfilled (or waived, the Bank being under no obligation whatsoever to grant any waiver) in form and substance reasonably satisfactory to the Bank and BLUSA;

1.2.3. “BLUSA”	- means Bank Leumi USA;

1.2.4. “BLUSA Ficus Loan Agreement”	- means a certain Loan Agreement to be entered into on the date hereof by and among: (1) Ficus, as borrower; (2) the Company; and (3) BLUSA, as lender and as the Collateral Agent;

1.2.5. “BLUSA GFG Loan Agreement”

-        means a certain Amended and Restated Loan Agreement to be entered into on the date hereof by and among: (1) Gazit Generation, as borrower; (2) the Company; and (3) BLUSA, as lender and as the Collateral Agent;

1.2.6. “BLUSA Maple Loan Agreement”	- means a certain Loan Agreement to be entered into on the date hereof by and among: (1) Silver Maple, as borrower; (2) the Company; and (3) BLUSA, as lender and as the Collateral Agent;

1.2.7. “Business Day”	- means a day on which banks are open for business in Tel-Aviv, Israel and New York, New York, United States of America;

1.2.8. “Cash Collateral Accounts”	- means:

(a)    a deposit account to be opened by Silver Maple at BLUSA into which account all dividends or other cash distributions paid by EOI in respect of, on or by reason of, any Silver Maple Owned EOI Pledged Shares shall be deposited; and

(b)    a deposit account opened or to be opened by Ficus at BLUSA into which account all dividends or other cash distributions paid by EOI in respect of, on or by reason of, any Ficus Owned EOI Pledged Shares shall be deposited;

1.2.9 “Cash Collateral Agreements”	- means:

(a)    a cash collateral agreement governed by the laws of the State of New York in form and substance satisfactory to the Bank and BLUSA, in their respective absolute discretion, to be made among Silver Maple, the Bank, BLUSA and the Collateral Agent; and

(b)    a cash collateral agreement governed by the laws of the State of New York in form and substance satisfactory to the Bank and BLUSA, in their respective absolute discretion, to be made among Ficus, the Bank, BLUSA and the Collateral Agent;

1.2.9A “Ficus”

-        means Ficus, Inc., a company incorporated under the laws of Delaware, USA, whether, for the avoidance of doubt, in its capacity as a guarantor under the Restated Additional Conditions and the other Loan Documents, in its capacity as a guarantor under the BLUSA GFG Loan Documents, in its capacity as a guarantor under the BLUSA Maple Loan Documents, in its capacity as a borrower under the BLUSA Ficus Loan Agreement or in any other capacity;

1.2.9. “Ficus Owned EOI Pledged Shares”	- means all those EOI Common Shares that, on the Amendment Closing Date, are owned, directly or indirectly, by Ficus;

1.2.10. “First Amendment to the General Terms”

-        means the amendment to the General Terms (as such term is defined in the Additional Conditions) in form and substance reasonably satisfactory to the Bank, pursuant to which, inter alia, such conforming changes shall be made to the Additional Conditions as may be necessary, to take into account the terms of the Restated Additional Conditions;

1.2.11. “Gazit 1995”

-        means Gazit (1995) Inc., a company incorporated under the laws of the State of Nevada, USA, whether, for the avoidance of doubt, in its capacity as a guarantor under the Restated Additional Conditions and the other Loan Documents, in its capacity as a guarantor under the BLUSA Loan Documents or in any other capacity;

1.2.12. “Gazit America”	- means Gazit America Inc., a corporation formed pursuant to a statutory arrangement under the laws of the Province of Ontario;

1.2.13. “Gazit America Negative Pledge”

-        means an agreement to be governed by the laws of the State of New York in form and substance satisfactory to the Bank and BLUSA in their respective absolute discretion to be made by Gazit America in favour of the Collateral Agent, BLUSA and the Bank, pursuant to which, inter alia, Gazit America undertakes to the Collateral Agent, the Bank and BLUSA not to create, or permit to subsist, any Encumbrance over any of the Means of Control of, and its shareholdings in, Silver Maple and Ficus;

1.2.14. “Gazit Generation”

means Gazit First Generation LLC, a limited liability company formed under the laws of the State of Delaware, whether for the avoidance of doubt, in its capacity as a guarantor under the Restated Additional Conditions and the other Loan Documents, in its capacity as a borrower under the BLUSA GFG Loan Agreement, in its capacity as a guarantor under the BLUSA Maple Loan Documents, in its capacity as a guarantor under the BLUSA Ficus Documents or in any other capacity;

1.2.15. “Gazit Generation Owned EOI Pledged Shares”

-        means those EOI Pledged Shares that on the Amendment Closing Date are: (i) in legended certificated form, registered in the name of Gazit Generation and that have been delivered to the Securities Intermediary pursuant to the 2011 Amending Agreement and credited by the Securities Intermediary as financial assets in the Securities Account of Gazit Generation; or (ii) otherwise credited by the Securities Intermediary as financial assets to the Securities Account of Gazit Generation;

1.2.16. “Guarantees”

-        means the amended and restated guarantees to be executed by Gazit Generation, MGN America, MGN USA, Gazit 1995 and the Company and the guarantees to be executed by Silver Maple and Ficus, each of which to be in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the “Guarantees” executed by Gazit Generation, MGN America, MGN USA, Gazit 1995 and the Company as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be governed by the law of the State of New York, pursuant to which, inter alia, each Guarantor guarantees the payment and performance of the Secured Obligations, including, without limitation, the Company Secured Obligations, the obligations of Gazit Generation under the BLUSA GFG Loan Documents, the obligations of Silver Maple under the BLUSA Maple Loan Documents and the obligations of Ficus under the BLUSA Ficus Loan Documents;

1.2.17. “Guarantor Shareholder Subordination Agreement”

-        means the amended and restated subordination agreement governed by the law of the State of New York, in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the “Guarantor Shareholder Subordination Agreement” executed by the Company and the US Guarantor Shareholders as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by and among the Collateral Agent, the Bank, BLUSA, the Company and the Guarantor Shareholders, pursuant to which, inter alia, all Subordinated Shareholder Loans to any Guarantor Shareholder are to be subordinated to the Secured Obligations;

1.2.18. “Guarantor Shareholders”	- means Gazit 1995, MGN USA and Gazit America and “Guarantor Shareholder” means any of them;

1.2.19. “Guarantor Subordination Agreement”

-        means the amended and restated subordination agreement governed by the law of the State of New York in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the “Guarantor Subordination Agreements” executed by the Company, the US Guarantors and the US Guarantor Shareholders as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by and among the Collateral Agent, the Bank, BLUSA, the Company, the LTV Guarantors and the Guarantor Shareholders, pursuant to which, inter alia, all Subordinated Shareholder Loans to any LTV Guarantor are to be subordinated to the Secured Obligations;

1.2.20. “Guarantors”	- means the US Guarantors, the Maple Ficus Guarantors, the Guarantor Shareholders, the Company and any other Person that is a Subordinated Lender and “Guarantor” shall mean any of them;

1.2.21. “LTV Guarantors”	- means the US Guarantors and the Maple Ficus Guarantors and “LTV Guarantor” shall mean any of them;

1.2.22. “Maple Ficus Guarantors”	- means Silver Maple and Ficus and “Maple Ficus Guarantor” shall mean either of them;

1.2.23. “Maple Ficus Irrevocable Instructions”	- means:

(a)    irrevocable instructions from Silver Maple to EOI, in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the “GFG and MGN Irrevocable Instructions” executed by Gazit Generation and MGN America as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, pursuant to which, inter alia, Silver Maple shall irrevocably instruct EOI: (i) to pay all dividends or other cash dividends paid by EOI in respect or by reason of Silver Maple Owned EOI Pledged Shares into the Cash Collateral Account of Silver Maple; (ii) not to recognise or register any transfer of any Silver Maple Owned EOI Pledged Shares unless such transfer has first been approved in writing by the Collateral Agent; (iii) to deliver to the Collateral Agent, immediately upon their issue, all stock certificates and other relevant certificates of ownership relating to any securities issued or distributed by EOI (including any securities issued by way of any rights issue or bonus issue) in respect of, or deriving from any rights relating to, any Silver Maple Owned EOI Pledged Shares; and (iv) not to issue any replacement stock certificates or cancel any stock certificates relating to the Silver Maple Owned EOI Pledged Shares, unless and to the extent approved and/or instructed otherwise by the Collateral Agent, the receipt of such instructions to be duly acknowledged by EOI to the Collateral Agent, the Bank and BLUSA; and

(b)    irrevocable instructions from Ficus to EOI, in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the “GFG and MGN Irrevocable Instructions” executed by Gazit Generation and MGN America as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, pursuant to which, inter alia, Ficus shall irrevocably instruct EOI: (i) to pay all dividends or other cash dividends paid by EOI in respect or by reason of Ficus Owned EOI Pledged Shares into the Cash Collateral Account of Ficus; (ii) not to recognise or register any transfer of any Ficus Owned EOI Pledged Shares unless such transfer has first been approved in writing by the Collateral Agent; (iii) to deliver to the Collateral Agent, immediately upon their issue, all stock certificates and other relevant certificates of ownership relating to any securities issued or distributed by EOI (including any securities issued by way of any rights issue or bonus issue) in respect of, or deriving from any rights relating to, any Ficus Owned EOI Pledged Shares; and (iv) not to issue any replacement stock certificates or cancel any stock certificates relating to the Ficus Owned EOI Pledged Shares, unless and to the extent approved and/or instructed otherwise by the Collateral Agent, the receipt of such instructions to be duly acknowledged by EOI to the Collateral Agent, the Bank and BLUSA;

1.2.24. “MGN America”

-        means MGN America, LLC (formerly MGN America, Inc.), a company converted from a corporation incorporated under the laws of Nevada, USA to a limited liability company under the laws of the State of Delaware, USA, whether, for the avoidance of doubt, in its capacity as a guarantor under the Restated Additional Conditions and the other Loan Documents, in its capacity as a guarantor under the BLUSA Loan Documents or in any other capacity;

1.2.25. “MGN America Owned EOI Pledged Shares”

-        means those EOI Pledged Shares that on the Amendment Closing Date are: (i) in legended certificated form, registered in the name of MGN America and that have been delivered to the Securities Intermediary pursuant to the 2011 Amending Agreement and credited by the Securities Intermediary as financial assets in the Securities Account of MGN America; or (ii) otherwise credited by the Securities Intermediary as financial assets in the Securities Account of MGN America;

1.2.26. “MGN USA”

-        means MGN (USA), Inc., a company incorporated under the laws of the State of Nevada, USA, whether, for the avoidance of doubt, in its capacity as a guarantor under the Restated Additional Conditions and the other Loan Documents, in its capacity as a guarantor under the BLUSA Loan Documents or in any other capacity;

1.2.27. “Obligors”	- means the Company and each Guarantor and “an Obligor” means any of them;

1.2.28. “Pledge Agreements”	- means:

(a)    an amended and restated pledge and security agreement governed by the law of the State of New York in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the pledge and security agreement executed by Gazit 1995 as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by Gazit 1995 in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, Gazit 1995 shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in all rights, title and interests of Gazit 1995 in and to the following: (i) all its shareholdings and equity interests in Gazit Generation and MGN America; and (ii) all Subordinated Shareholder Loans now existing or hereafter made by it to any US Guarantor and to any Guarantor Shareholder subject to and in accordance with clause 15.19 of the Restated Additional Conditions;

(b)    an amended and restated pledge and security agreement governed by the law of the State of New York in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the pledge and security agreement executed by MGN USA as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by MGN USA in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, MGN USA shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in all rights, title and interests of MGN USA in and to the following: (i) all its shareholdings and equity interests in MGN America; and (ii) all Subordinated Shareholder Loans now existing or hereafter made by it to any US Guarantor and to any Guarantor Shareholder subject to and in accordance with clause 15.19 of the Restated Additional Conditions;

(c)    an amended and restated security agreement governed by the law of the State of New York in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the security agreement executed by the Company as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by the Company in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, the Company shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in: (i) all rights, title and interests of the Company in and to all Subordinated Shareholder Loans now existing or hereafter made by it to any US Guarantor and to any Guarantor Shareholder subject, in respect of any Subordinated Shareholder Loans made to a Guarantor Shareholder, to and in accordance with clause 15.19 of the Restated Additional Conditions; and (ii) all its shareholdings and equity interests in Gazit America;

(d)    a pledge and security agreement governed by the law of the Province of Ontario in form and substance satisfactory to the Bank and BLUSA in their respective reasonable discretion to be made by the Company in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, the Company shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in: (i) all rights, title and interest of the Company in and to all Subordinated Shareholder Loans now existing or hereafter made by it to Gazit America; and (ii) all of its shareholdings and equity interests in Gazit America;

(e)    an amended and restated pledge and security agreement governed by the law of the State of New York in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the pledge and security agreement executed by Gazit Generation as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by Gazit Generation in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, Gazit Generation shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in all of its personal property, whether now existing or hereafter acquired, including, without limitation, all rights, title and interests of Gazit Generation in and to the following: (i) its Securities Account and all financial assets now or hereafter credited thereto; and (ii) the securities entitlement of Gazit Generation from the Securities Intermediary for the Gazit Generation Owned EOI Pledged Shares, all of which shares shall have been deposited in, and credited by the Securities Intermediary as financial assets to, Gazit Generation’s Securities Account;

(f)     an amended and restated pledge and security agreement governed by the law of the State of New York in form and substance substantially similar (but with such conforming changes as may by reasonably necessary) to the pledge and security agreement executed by MGN America as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank and BLUSA, to be made by MGN America in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, MGN America shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in all of its personal property, whether now existing or hereafter acquired, including, without limitation, all rights, title and interests of MGN America in and to the following: (i) its Securities Account and all financial assets now or hereafter credited thereto; and (ii) the securities entitlement of MGN America from the Securities Intermediary for the MGN America Owned EOI Pledged Shares, all of which shares shall have been deposited in, and credited by the Securities Intermediary as financial assets to, MGN America’s Securities Account; and (iii) the Registration Rights Agreement (subject to and in accordance with clause 1.1.38(d) of the Restated Additional Conditions);

(g)    a pledge and security agreement governed by the law of the State of New York in form and substance satisfactory to the Bank and BLUSA in their respective reasonable discretion to be made by Silver Maple in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, Silver Maple shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in all of its personal property, whether now existing or hereafter acquired, including, without limitation, all rights, title and interests of Silver Maple in and to the following: (i) the Silver Maple EOI Pledged Shares (including, with effect from the Discount Maturity Date, the Discount EOI Pledged Shares); (ii) the Cash Collateral Account of Silver Maple, including all cash and other amounts held therein or credited thereto; (iii) the Registration Rights Agreement (subject to and in accordance with clause 1.1.38(d) of the Restated Additional Conditions); and (iv) all registration rights of Silver Maple under the Stock Exchange Agreement;

(h)    a pledge and security agreement governed by the law of the State of New York in form and substance satisfactory to the Bank and BLUSA in their respective reasonable discretion to be made by Ficus in favour of the Collateral Agent, pursuant to which and subject to the terms and conditions thereof, Ficus shall grant to the Collateral Agent (for the benefit of the Bank and BLUSA) as part of the security for the Secured Obligations, a first priority security interest in all of its personal property, whether now existing or hereafter acquired, including, without limitation, all rights, title and interests of Ficus in and to the following: (i) the Ficus EOI Pledged Shares; (ii) the Cash Collateral Account of Ficus, including all cash and other amounts held therein or credited thereto; and (iii) all registration rights of Ficus under the Stock Exchange Agreement;

(i)     a debenture to be made by the Company in favour of the Bank, governed by the law of the State of Israel, in form and substance satisfactory to the Bank and BLUSA in their respective reasonable discretion, pursuant to which and subject to the terms and conditions thereof, the Company shall create a first-ranking fixed pledge and floating charge over the Loan Account in favour of the Bank to secure the Secured Obligations;

1.2.29. “Restated Additional Conditions”

-        means the Amended and Restated Additional Conditions, which will replace the Additional Conditions in accordance with the terms of this Amending Agreement, the terms of which are set out in Exhibit A hereto and initialled, for the purposes of identification, by the parties hereto (with any blanks to be filled in pursuant to clause 3.1.29 below);

1.2.30. “Securities Account Control Agreements”	means:

(a) the Securities Account Control Agreement dated on or about June 21, 2011 by and between MGN America, the Collateral Agent and the Securities Intermediary; and

(b) the Securities Account Control Agreement dated on or about June 21, 2011 by and between Gazit Generation, the Collateral Agent and the Securities Intermediary;

1.2.31. “Securities Intermediary”	- means Leumi Investment Services Inc. and/or Pershing LLC;

1.2.32. “Silver Maple”

-        means Silver Maple (2001) Inc., a company incorporated under the laws of Nevada, USA, whether, for the avoidance of doubt, in its capacity as a guarantor under the Restated Additional Conditions and the other Loan Documents, in its capacity as a guarantor under the BLUSA GFG Loan Documents, in its capacity as a guarantor under the BLUSA Ficus Loan Documents, in its capacity as a borrower under the BLUSA Maple Loan Agreement or in any other capacity;

1.2.33. “Silver Maple Owned EOI Pledged Shares”	- means all those EOI Common Shares (other than the Discount EOI Pledged Shares) that, on the Amendment Closing Date, are owned directly or indirectly by Silver Maple;

1.2.34. “Stock Exchange Agreement”	- means that certain Stock Exchange Agreement dated May 18, 2001 among EOI, Centerfund Realty Corporation (now named First Capital Realty Inc.) and First Capital America Holding Corp;

1.2.35. “US Guarantor Shareholders”	- means MGN USA and Gazit 1995 and “US Guarantor Shareholder” means either of them;

1.2.36. “US Guarantors”	- means

(a) MGN America; and

(b) Gazit Generation

and “US Guarantor” means either of them;

1.2.37. “Voting Agreements”	- means:

(a) the Liberty Equityholders Agreement; and

(b) the Stockholders Agreement (the “Intercompany Agreement”) dated as of May 23, 2010 by and among the Company, the Guarantor Shareholders, Gazit America, MGN America, Silver Maple Inc. and Ficus.

2.	RESTATEMENT AND REPLACEMENT OF THE ADDITIONAL CONDITIONS

With effect from the Amendment Closing Date and upon all activities to be performed on or before the Amendment Closing Date being completed (or otherwise, in respect of any particular activity, waived in writing by the Bank, the Bank being under no obligation whatsoever to grant any such waiver), the Additional Conditions (including the Schedules attached thereto) shall automatically be restated and fully replaced by the Restated Additional Conditions and, thereupon, the Restated Additional Conditions (in the form executed by the parties in connection with clause 3.1.29 below) shall, for the avoidance of doubt, constitute the sole definitive and binding version of the Additional Conditions and be in full force and effect.

3.	CONDITIONS PRECEDENT

3.1.

The effectiveness of the restatement and replacement of the Additional Conditions by the Restated Additional Conditions is subject to the conditions precedent that the Collateral Agent or, where indicated, the Bank or, where indicated, BLUSA, shall have received (or otherwise, in respect of any particular condition precedent, waived, in writing, by the Bank, the Bank being under no obligation whatsoever to grant any such waiver), by no later than 6 (six) months after the date hereof (the “Conditions Precedent Date”), all of the following documents, matters and things in form and substance satisfactory to the Bank:

3.1.1.

a copy, certified as a true copy by a legal counsel of the Company, of the Organisational Documents of the Company, and each other Guarantor, and a confirmation from the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the copy of its Organisational Documents, delivered as aforesaid, is true, up-to-date and complete. In addition, an officer’s certificate, addressed to the Bank, BLUSA and the Collateral Agent, from the Chief Executive Officer or Chief Financial Officer of the Company, to be delivered to the Collateral Agent, containing copies of the Organisational Documents of EOI, and confirming that such copies are true, up-to-date and complete;

3.1.2.

copies of: (a) certificates of “good standing”, in respect of each LTV Guarantor and each US Guarantor Shareholder; and (b) a certificate of “status”, in respect of Gazit America, in each case, dated within 30 (thirty) days prior to the date hereof and certified by the jurisdiction of formation of each LTV Guarantor and each Guarantor Shareholder, together with a “bring-down” certification of good standing by such jurisdiction dated the Business Day immediately prior to the Amendment Closing Date;

3.1.3.

a certificate from the Company’s counsel confirming, in respect of each Guarantor, the following: (a) its full name; (b) its date of incorporation (or its foreign equivalent thereof); (c) its registration number (or its equivalent in its jurisdiction of formation); and (d) its registered address (or its equivalent in its jurisdiction of formation), to be delivered to the Bank;

3.1.4.

copies (in English or in Hebrew or, if the original is in another language, translated into English by a certified translator), of resolutions of the respective Boards of Directors (or equivalent supervisory boards) of each Obligor or a unanimous shareholders agreement (within the meaning of the Business Corporation Act (Ontario) in the case of Gazit America) (in each case, as required to comply with applicable law and the Organisational Documents of the relevant entity) and, to the extent applicable, of any committee of the respective Boards of Directors or other governing body and of the respective shareholders of each Obligor: (a) evidencing approval of each document that is to be entered into by it as a condition precedent for this Amending Agreement (including the approval of the incurrence of any indebtedness and the creation of any security interest under any such document and all the terms and conditions thereof); and (b) authorising named officers or authorised signatories (together with, if requested by the Bank, a certificate of specimen signatures in respect thereof on the Bank’s standard forms in respect of such matters) to execute, sign, deliver and perform each document to be entered into by it as a condition precedent for this Amending Agreement and authorising a specific person or persons, on its behalf, to sign and execute and/or give all documents and notices and to take all other actions required to be signed and/or given and/or taken by it under or in connection with such documents;

3.1.5.

originals (unless indicated otherwise below) of the following documents, duly executed, together with any other documents required to be delivered on the date of signature thereof or as conditions precedent to the effectiveness thereof or in order to register such documents or to perfect any pledge, charge or other security interest created thereunder, all the aforegoing: (a) to be in the respective forms as attached to this Amending Agreement, or if not so attached, in a form and on terms and conditions referred to in the applicable provisions of clause 1 above and, if not expressly referred to therein ,otherwise satisfactory to the Bank and BLUSA; and (b) unless otherwise indicated, to be delivered to the Collateral Agent:

3.1.5.1.	the Cash Collateral Agreement in respect of which Silver Maple is a party and the Cash Collateral Agreement in respect of which Ficus is a party;

3.1.5.2.	the Pledge Agreements;

3.1.5.3.	the Gazit America Negative Pledge;

3.1.5.4.	the Guarantor Subordination Agreement;

3.1.5.5.	the Guarantor Shareholder Subordination Agreement;

3.1.5.6.	copies of all Subordinated Shareholder Loan Agreements dated on or before the Amendment Closing Date duly certified by the Chief Financial Officer of the Company as true copies;

3.1.5.7.	the Maple Ficus Irrevocable Instructions;

3.1.5.8.

the Guarantees, together with a duly acknowledged (by each Guarantor executing a copy thereof) “notice to the Guarantor in respect of a Guarantee” in the Bank’s standard form (such acknowledgments to be delivered to the Bank);

3.1.5.9.	a copy of each Voting Agreement, certified by the Chief Financial Officer of the Company as being a true copy;

3.1.5.10.	the First Amendment to the General Terms, to be delivered to the Bank;

3.1.5.11.	an opinion given by the external Israeli legal counsel of the Company addressed to the Bank, BLUSA and the Collateral Agent in form and substance reasonably satisfactory to the Bank and BLUSA;

3.1.5.12.	opinions given by the external US legal counsel of each of the Obligors addressed to the Bank, BLUSA and the Collateral Agent in form and substance reasonably satisfactory to the Bank and BLUSA;

3.1.5.13.	opinions given by the external Canadian legal counsel of Gazit America and the Company addressed to the Bank, BLUSA and the Collateral Agent in form and substance reasonably satisfactory to the Bank and BLUSA;

3.1.5.14.	a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, addressed to the Bank, BLUSA and the Collateral Agent, in a form reasonably acceptable to the Bank and BLUSA, certifying that the Gazit Generation Owned EOI Pledged Shares, the MGN America Owned EOI Pledged Shares, the Maple Owned EOI Pledged Shares and the Ficus Owned EOI Pledged Shares as at the Amendment Closing Date, constitute not less than 28% (twenty-eight percent) of the issued and outstanding capital stock of EOI on a Fully Diluted Basis as at the Amendment Closing Date, it being agreed that any such certification, to the extent it requires the computation of the issued and outstanding capital stock of EOI on a Fully Diluted Basis, will be based on information publicly available as at the Business Day prior to the Amendment Closing Date; and

3.1.5.15.	Standard Form Documents (as such term is defined in the BLUSA Ficus Loan Agreement and the BLUSA Maple Loan Agreement) to be delivered to BLUSA in connection with clause 3.1.23 below and/or agreements or other documents as may be reasonably required by the Collateral Agent or BLUSA, and consistent with the Collateral Agent’s or BLUSA’s general practice, as applicable, in order to open or maintain any Cash Collateral Account and/or securities deposit account and/or to accept any Guarantee.

The Guarantees, the Guarantor Subordination Agreement, the Guarantor Shareholder Subordination Agreement and the Pledge Agreements, to the extent not executed in Israel, shall be certified in accordance with the Hague Apostille Convention or Section 30 of the Evidence Ordinance [New Version], 5731-1971) and a duplicate of the executed Pledge Agreements referred to in paragraphs (c) and (d) of clause 1.2.29 above shall, in addition, also be delivered to the Bank with a notarised translation of such document;

3.1.6.	a copy, (certified by the Chief Executive Officer or Chief Financial Officer of the Company) of the Ownership Limits Waiver Agreement and a copy (certified by any officer or managing member of MGN America) of the Registration Rights Agreement and Stock Exchange Agreement (including, in respect of the foregoing, all amendments and assignments made thereto);

3.1.7.	(a) the BLUSA GFG Loan Agreement (including, without limitation, the Note, as such term is defined therein), the original to be delivered to BLUSA and a copy thereof to be delivered to the Collateral Agent and the Bank; and (b) Form U-1 executed by Gazit Generation is delivered to BLUSA;

3.1.8.	(a) the BLUSA Ficus Loan Agreement (including, without limitation, the Note, as such term is defined therein), the original to be delivered to BLUSA and a copy thereof to be delivered to the Collateral Agent and the Bank; and (b) Form U-1 executed by Ficus is delivered to BLUSA;

3.1.9.	(a) the BLUSA Maple Loan Agreement (including, without limitation, the Note, as such term is defined therein), the original to be delivered to BLUSA and a copy thereof to be delivered to the Collateral Agent and the Bank; and (b) Form U-1 executed by Ficus is delivered to BLUSA;

3.1.10.	all of the Company’s representations and warranties given pursuant to this Amending Agreement shall be accurate in all material respects as of the Amendment Closing Date, as if made on the Amendment Closing Date;

3.1.11.	no Default shall have occurred and be continuing;

3.1.12.	the EOI Pledged Shares (other than the Silver Maple Owned EOI Pledged Shares and the Ficus Owned EOI Pledged Shares) shall have been deposited, free and clear of any Encumbrance (except for security interests created in favour of the Bank, the Collateral Agent and BLUSA under the Pledge Agreements referred to in paragraphs (e) and (f) of clause 1.2.29 above and, to the extent expressly permitted under such Pledge Agreements, for security interests created in favour of the Securities Intermediary), and credited as financial assets to the Securities Accounts established and maintained by the US Guarantors, in accordance with the Pledge Agreements referred to in paragraphs (e) and (f) of clause 1.2.29 above and, if and to the extent any EOI Pledged Shares (other than the Silver Maple Owned EOI Pledged Shares and the Ficus Owned EOI Pledged Shares) are in certificated form, there shall have been deposited, free and clear of any Encumbrance (except for security interests created in favour of the Bank, the Collateral Agent and BLUSA under the Pledge Agreements), with the Securities Intermediary for credit to the respective Securities Accounts of the US Guarantors pursuant to the Securities Account Control Agreement to which the relevant US Guarantor is party, original stock certificates representing such Certificated EOI Pledged Shares together with: (a) undated stock powers in respect of such Certificated EOI Pledged Shares duly executed in blank by the relevant pledgor thereof; and (b) undated irrevocable voting proxies covering all of such Certificated EOI Pledged Shares duly executed by the relevant pledgor thereof in the Collateral Agent’s favour, all of the aforegoing in form and substance referred to in the applicable provisions of clause 1 above and, if not expressly referred to therein, otherwise satisfactory to the Bank and BLUSA;

3.1.13.	original stock certificates representing all the Silver Maple Owned EOI Pledged Shares and the Ficus Owned EOI Pledged Shares shall have been deposited, free and clear of Encumbrances (except for security interests created in favour of the Collateral Agent, the Bank and BLUSA under the Pledge Agreements referred to in paragraphs (g) and (h) of clause 1.2.29 above), with the Collateral Agent in accordance with the Pledge Agreements referred to in paragraphs (g) and (h) of clause 1.2.29 above, together with: (a) undated stock powers in respect of such Certificated EOI Pledged Shares duly executed in blank by the relevant pledgor thereof; and (b) undated irrevocable voting proxies covering all of such Certificated EOI Pledged Shares duly executed by the relevant pledgor thereof in the Collateral Agent’s favour, all of the aforegoing in form and substance referred to in the applicable provisions of clause 1 above and, if not expressly referred to therein, otherwise satisfactory to the Bank and BLUSA;

3.1.14.

(a)    an irrevocable approval executed by Gazit 1995 approving, inter alia, the granting of a security interest by MGN USA of all of MGN USA’s “units” in MGN America to the Collateral Agent, the Bank, BLUSA, or any other Person, the transfer of any such “units” to any Person within the framework of the realisation of the pledge over such interests and the admission of any such transferee as a member of MGN America, in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the irrevocable approval executed by Gazit 1995 as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank;

(b)    an irrevocable approval executed by MGN America approving, inter alia, the granting of a security interest by Gazit 1995 of all of Gazit 1995’s “units” in MGN America to the Collateral Agent, the Bank, BLUSA or any other Person, the transfer of any such “units” to any Person within the framework of the realisation of the pledge over such interests and the admission of any such transferee as a member of MGN America, in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the irrevocable approval executed by MGN America as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank;

(c)    a waiver from both Gazit 1995 and MGN USA waiving any requirement under Article 9.1(a) of the MGN America LLC Agreement to deliver an opinion of counsel in connection with any pledge by a member of its interest in MGN America;

(d)    an irrevocable approval executed by Gazit 1995 approving, inter alia, the transfer of all its “units” in Gazit Generation to the Collateral Agent, the Bank, BLUSA, or any other Person within the framework of the realisation of the pledge over such interests and the admission of any such transferee as a member of Gazit Generation, in form and substance substantially similar (but with such conforming changes as may be reasonably necessary) to the irrevocable approval executed by Gazit 1995 as a condition precedent to the 2011 Amending Agreement and otherwise reasonably satisfactory to the Bank; and

(e) original certificate(s) representing all the Gazit America Pledged Shares together with a stock power in blank duly executed by the Company.

3.1.15.	(a) all of the representations and warranties of the Obligors under each Loan Document shall be true and correct as if each such representations and warranties were made on the Amendment Closing Date; (b) all of the representations and warranties of the Obligors (as such term is defined in the BLUSA GFG Loan Agreement) under each BLUSA GFG Loan Document shall be true and correct as if each such representations and warranties were made on the Amendment Closing Date; (c) all of the representations and warranties of the Obligors (as such term is defined in the BLUSA Ficus Loan Agreement) under each BLUSA Ficus Loan Document shall be true and correct as if each such representations and warranties were made on the Amendment Closing Date; and (d) all of the representations and warranties of the Obligors (as such term is defined in the BLUSA Maple Loan Agreement) under each BLUSA Maple Loan Document shall be true and correct as if each such representations and warranties were made on the Amendment Closing Date;

3.1.16.	Amended Fee Letters, on substantially the same terms as the Fee Letters provided by the Company and Gazit Generation pursuant to the 2011 Amending Agreement, with such conforming changes as may be necessary, executed by each of the Company, Gazit Generation, Silver Maple and Ficus;

3.1.16A.	the Company, Silver Maple, Ficus and Gazit Generation shall have paid, in full, to the Bank and BLUSA, as applicable, the Special Fee totalling, in the aggregate, [***] without any deduction therefrom in accordance with the fee letter dated January 1, 2013 from such Obligors to the Bank and BLUSA (the “Amendment Fee Letter”), it being acknowledged by the Bank that the Company has already paid the sum of [***] account of the Special Fee;

3.1.17.	there shall be no impediment, restriction, prohibition or limitation imposed upon the Bank, BLUSA or the Collateral Agent by any Applicable Law or regulatory body or authority, including, without limitation, impediment, restrictions, prohibitions or limitations in the policy of the Bank of Israel, the New York State Banking Department, the Federal Reserve Bank of New York or the Federal Deposit Insurance Corporation, as applicable, as to: (a) the proposed granting of the Credit under the Restated Additional Conditions or the repayment thereof; (b) the proposed financing (including the Bank’s participation thereunder) under the BLUSA GFG Loan Agreement or its repayment; (c) the proposed financing (including the Bank’s participation thereunder) under the BLUSA Maple Loan Agreement or its repayment; (d) the proposed financing (including the Bank’s participation thereunder) under the BLUSA Ficus Loan Agreement or its repayment; (e) the security interests to be created under, and the perfection of the security interests by the Collateral Agent in the Collateral as contemplated by, the Security Documents; (f) the realisation of any Collateral (other than mandatory provisions of Applicable Law); (g) the application of the proceeds of the realisation of any such rights; or (h) any other rights of the Collateral Agent under the Security Documents;

3.1.18.	the granting of the Credit under the Restated Additional Conditions shall not result in the Bank exceeding the limits under Bank of Israel guidelines and directives and/or under any other laws applicable to financial institutions with respect to single borrowers (Loveh Boded), borrowers (Halovim), groups of borrowers (Kvutzat Lovim) or connected Persons (Anashim Kshurim) or any other limit or limitations imposed or proposed to be imposed thereunder;

3.1.19.	under the terms of each US Guarantor’s respective Organisational Documents, each US Guarantor has expressly “opted in” to Article 8 of the Delaware Uniform Commercial Code (the “DEUCC”) and elected to treat all its limited liability company and equity interests and units as “securities” (as defined in the DEUCC) for all purposes;

3.1.20.	except with respect to recording and registration of Encumbrances created under the Pledge Agreements referred to in clauses 1.2.29(c), (d) and (i) with the Israeli Registrar of Companies, the Pledge Agreements and the Encumbrances purported to be created thereby shall have been duly registered, perfected and filed in accordance with the laws of the jurisdiction of incorporation of the Obligor party thereto and the laws of jurisdiction of the location of the Collateral referred to therein and that all filings, recordings, registrations and other actions in connection with the aforegoing have been made, including, without limitation: (a) in the case of MGN America, the filing of duly authorized financing statement on form UCC-1 in the Office of the Delaware Secretary of State; (b) in the case of Gazit Generation, the filing of duly authorized financing statement on form UCC-1 in the Office of the Delaware Secretary of State; (c) in the case of Ficus, the filing of duly authorized financing statement on form UCC-1 in the Office of the Delaware Secretary of State; (d) in the case of each US Guarantor Shareholder, the filing of duly authorized financing statement amendment on form UCC-3 in the Office of the Nevada Secretary of State; (e) in the case of Silver Maple, the filing of duly authorized financing statement on form UCC-1 in the Office of the Nevada Secretary of State; and (f) in the case of the Company: (i) in respect of the Pledge referred to in clause 1.2.29(c) above, the filing of duly authorized financing statement amendment on form UCC-3 in the Office of the

Recorder of Deeds in the District of Columbia and the filing of the Pledge Agreement, referred to in clause 1.2.29(c) above, together with a notarised translation thereof, into the Hebrew language and notice, in the prescribed form, regarding the creation of the Encumbrances thereunder with the Israeli Registrar of Companies; (ii) in respect of the Pledge Agreement referred to in clause 1.2.29(d) above, the filing of a duly authorised financing statement, in an electronic format approved by the Minister of Government Services for the Province of Ontario, in the Personal Property Security Registration System for the Province of Ontario, in accordance with the provisions of the Personal Property Security Act (Ontario) and the filing of duly authorised financing statement on form UCC-1 in the Office of the Recorder of Deeds in the District of Columbia, together with a notarised translation thereof, into the Hebrew language and notice, in the prescribed form, regarding the creation of the Encumbrances thereunder with the Israeli Registrar of Companies; and (iii) in respect of the Pledge Agreement referred to in clause 1.2.29(i) above, the filing of a certified copy of such pledge together with a notice, in the prescribed form, regarding the creation of the Encumbrances thereunder with the Israeli Registrar of Companies. In addition, the Bank shall have received all documents required for registration and recording of the Pledge Agreements, referred to in clauses 1.2.29(c) and (d) above including a notarised translation thereof into the Hebrew language and notice, in the prescribed form, regarding the creation of the Encumbrances thereunder with the Israeli Registrar of Companies;

3.1.21.	the Collateral Agent shall have received a list and amounts of all Subordinated Shareholder Loans owing by each LTV Guarantor and each Guarantor Shareholder together with details of the relevant Subordinated Lender as at the date hereof and, as reasonably expected, as at the Amendment Closing Date, certified by the Chief Executive Officer or the Chief Financial Officer of the Company or of each such Guarantor, all of the aforegoing, in form and substance satisfactory to the Bank;

3.1.22.	the Company shall have delivered to the Bank a list of companies included in the Non-consolidated Expanded Financial Statements of the Company for the period ending on the first Relevant Quarter;

3.1.23.	all: (a) bank or deposit accounts required by BLUSA to be opened by the LTV Guarantors with BLUSA in connection with the Credit, the BLUSA GFG Credit, the BLUSA Maple Credit and the BLUSA Ficus Credit; (b) Cash Collateral Accounts and any other accounts or sub-accounts related thereto required by BLUSA, the Bank or the Collateral Agent to be opened by a Maple Ficus Guarantor with BLUSA in connection therewith; and (c) the Securities Accounts and any other accounts or sub-accounts related thereto required by the Securities Intermediary to be opened by the LTV Guarantors with the Securities Intermediary in connection with the Credit, the BLUSA GFG Credit, the BLUSA Maple Credit and the BLUSA Ficus Credit, shall have been opened, shall be fully operational and shall be in full force and effect;

3.1.24.	the Bank shall have received the results of recent (dated within thirty (30) days of the Amendment Closing Date) searches by a Person reasonably satisfactory to the Bank of the Uniform Commercial Code, judgment and tax lien filings that may have been filed against any Obligor or its property in the jurisdictions of such Obligor’s formation and/or where it maintains (or has maintained) its place of business or chief executive office or property or assets, as the case may be, during the previous 5 (five) years and the results of such searches shall be satisfactory to the Bank, together with “bring-down” certifications from each such jurisdictions dated the Business Day immediately prior to the Amendment Closing Date and covering the period from the dates of such previous search results to the Business Day immediately prior to the Amendment Closing Date;

3.1.25.	there shall have been delivered to the Collateral Agent, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, addressed to the Bank and BLUSA, certifying the amount of Indebtedness Silver Maple has to Discount as at the Amendment Closing Date;

3.1.26.	reserved;

3.1.27.	evidence satisfactory to the Bank and BLUSA that all outstanding liabilities and Indebtedness of Silver Maple owing to BLUSA under the Existing Loan Agreements (as defined in the BLUSA Maple Loan Agreement), as amended (collectively, the “Existing Silver Maple BLUSA Loan Agreements”), including, without limitation, the unpaid principal of, and accrued interest on, all Loans (as defined in the Existing Silver Maple BLUSA Loan Agreements), all unpaid fees (whether in connection with the Commitment (as defined in the Existing Silver Maple BLUSA Loan Agreements) or otherwise) and all unpaid costs, fees and expenses owing to BLUSA in connection therewith, have been irrevocably discharged and paid in full and that the Commitment under the BLUSA Maple 2007 Loan Agreement (as defined in the BLUSA Maple Loan Agreement) has been terminated;

3.1.28.	evidence satisfactory to the Bank and BLUSA that all outstanding liabilities and Indebtedness of Ficus owing to BLUSA under the Existing Loan Agreements (as defined in the BLUSA Ficus Loan Agreement), as amended (collectively, the “Existing Ficus BLUSA Loan Agreements”), including, without limitation, the unpaid principal of, and accrued interest on, all Loans (as defined in the Existing Ficus BLUSA Loan Agreements), all unpaid fees (whether in connection with the Commitment (as defined in the Existing Ficus BLUSA Loan Agreements) or otherwise) and all unpaid costs, fees and expenses owing to BLUSA in connection therewith, have been irrevocably discharged and paid in full and that the Commitment under the BLUSA Ficus 2007 Loan Agreement (as defined in the BLUSA Ficus Loan Agreement) has been terminated; and

3.1.29.	an original of the Restated Additional Conditions duly executed by the Company and duly certified by counsel to the Company, with all blanks (if any) in respect of any dates or other factual matters filled in to the Bank’s reasonable satisfaction, shall have been delivered to the Bank and dated the Amendment Closing Date.

3.2.	In the event that the aforegoing conditions precedent are not, for any reason, all fulfilled by the Conditions Precedent Date: (a) then, save for this clause 3.2 and clauses 3.3 and 5 below, this Amending Agreement shall no longer be of any force or effect and the Additional Conditions shall remain unaltered and in full force and effect and save as aforesaid, no party shall have any claim arising out of or in connection with this Amending Agreement; and (b) the [***] paid pursuant to paragraph (i) of the Amendment Fee Letter (as such term is defined in clause 3.1.16A above) shall not be refunded to the Company.

3.3.	For the avoidance of doubt, without derogating from the Bank’s obligation to act in good faith in relation to this Amending Agreement, the Company hereby agrees and acknowledges that the Bank has no duty or obligation whatsoever in connection with the fulfilment of the aforegoing conditions precedent and that it is the Company’s sole responsibility and duty to fulfil or procure the fulfilment of all the conditions precedent as set forth in this Amending Agreement.

4.	REPRESENTATIONS AND WARRANTIES

4.1.	The Company acknowledges that the Bank has agreed to this Amending Agreement in full reliance on the warranties and representations set forth in the Restated Additional Conditions, all of which are deemed to have been made on the date hereof and on the Amendment Closing Date except where such representation or warranty is stated to be made on another specific date.

4.2.	For the avoidance of doubt, the term “Loan Documents” when referred to in the representations and warranties set out in clause 14 of the Restated Additional Conditions, includes references to this Amending Agreement and to the Restated Additional Conditions.

4.3.	The Company additionally represents and warrants to and in favour of the Bank (and the Company acknowledges the Bank has entered into this Agreement in reliance on the truth and accuracy of, inter alia, the following representation and warranty) that, as at immediately prior to the Amendment Closing Date, no Default (as such term is defined in the Additional Conditions) has occurred which is continuing under the Additional Conditions. The Company agrees that in the event the foregoing warranty is false, incorrect or misleading in any respect, then such event shall be deemed to be an Event of Default under clause 9.2 of the Restated Additional Conditions unless, if such event is capable of being cured, the Bank shall have given the Company notice to remedy the same, in which case such event shall be an Event of Default if it has not been remedied within 7 Business Days after receipt by the Company of such notice.

5.	GENERAL

Clauses 11.4, 17.4, 17.5 and 17.6 of the Additional Conditions shall apply to this Amending Agreement.

IN WITNESS WHEREOF, the parties have signed this Amending Agreement to Additional Conditions for Granting Credits effective as of the date first mentioned above.

the COMPANY:

for	GAZIT–GLOBE LTD.

By:	/s/ Eran Ballan

Title:

By:	/s/ Gil Kotler

Title:

the BANK:

for	BANK LEUMI LE–ISRAEL B.M.

By:	/s/ Z. Yalnick

Title:

By:	/s/ Tal Mandeel Oren

Title: